Exhibit 5.1
                                ARKIN MEROLLA LLP
                                ATTORNEYS AT LAW

                              ONE SECURITIES CENTRE
                          3490 PIEDMONT ROAD, SUITE 302
                             ATLANTA, GEORGIA  30305
                              VOICE: 404. 467.5244
                                FAX: 404.467.5249

                                  March 31,2000


The  Tracker  Corporation  of  America
1120  Finch  Avenue  West,  Suite  303
North  York,  Ontario,  Canada  M3J  3HJ

To  Whom  It  May  Concern:

     We have acted as special counsel to The Tracker Corporation of America, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form SB-2 (the "Registration Statement"), to be filed by the Company with the Securities and Exchange Commission (the "Commission"). The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "Act"), of 24,500,000 shares (the "Shares") of the Company's Common Stock, par value $.001 per share.

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Certificate of Incorporation and the Bylaws of the Company, (ii) certain resolutions of the Board of Directors of the Company relating to the Registration Statement, (iii) the form of Registration Statement proposed to be filed with the Commission, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to this opinion, which we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others.

     Based upon and subject to the foregoing and the limitations set forth below, we are of the opinion that the Shares have been duly authorized and, after the Registration Statement becomes effective and when the Shares are issued and sold in accordance with the Form SB-2/A prospectus to be delivered to the participants, the Shares will be duly issued, fully paid and nonassessable.

     We are qualified to practice law only in the State of Georgia and we do not purport to express any opinion herein concerning any law other than the Delaware General Corporation law. With respect to such law, our opinions are as to what the law is or, in circumstances where the status of the law is uncertain, what the law might reasonably be expected to be at the date hereof, and we assume no obligation to revise or supplement this opinion due to any change in the law by legislative action, judicial decision or otherwise. We do not render any opinion with respect to any matters than those expressly set forth in the immediately preceding paragraph. Without limiting the generality of the


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immediately preceding sentence, we express no opinion as to the applicability or effect  of  any  securities  or  Blue  Sky  laws  of  any  state.

     This opinion is furnished to you solely for your benefit in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent. Notwithstanding the foregoing, we hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.


                                   Sincerely,

                                   ARKIN  MEROLLA  LLP


                                   /s/  A.  Todd  Merolla
                                   ----------------------
                                   By:  A.  Todd  Merolla


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